Designated Filer:	Brookfield Asset Management Inc.
Issuer & Ticker Symbol:	The Howard Hughes Corporation (HHC)
Date of Event Requiring Statement:	November 9, 2010

Exhibit 99.3 - Joint Filers’ Signatures

Brookfield Retail Split LP

By: Brookfield REP GP Inc., its general partner

By:	/s/ Karen Ayre	Date: November 12, 2010
Name: Karen Ayre
Title: Vice President

Brookfield US Holdings Inc.

By:	/s/ Aleks Novakovic	Date: November 12, 2010
Name: Aleks Novakovic
Title: Vice President

Brookfield US Corporation

By:	/s/ Karen Ayre	Date: November 12, 2010
Name: Karen Ayre
Title: Vice President

Brookfield REP GP Inc.

By:	/s/ Karen Ayre	Date: November 12, 2010
Name: Karen Ayre
Title: Vice President